**STATE OF NEVADA**

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

OFFICE OF THE
**SECRETARY OF STATE**

## Certified Copy

June 17, 2010

**Job Number:** C20100617-1197
**Reference Number:** 00002758322-69
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20100261269-89 | Articles of Incorporation | 1 Pages/1 Copies |

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Joann Larson
Certificate Number: C20100617-1197
You may verify this certificate
online at **http://www.nvsos.gov/**

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20100261269-89
Filing Date and Time
04/21/2010 1:56 PM
Entity Number
E0184082010-5

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. Name of Corporation: | Brenham Oil & Gas Corp. |
| 2. Registered Agent for Service of Process: (check only one box) | [X] Commercial Registered Agent: American Corporate Enterprises, Inc. (Name)<br>[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| 3. Authorized Stock: (number of shares corporation is authorized to issue) | Number of shares with par value: 210,000,000 — Par value per share: $ .0001 — Number of shares without par value: |
| 4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Daniel Dror (Name)<br>601 Cien Rd., Ste. 235 (Street Address) — Kemah (City) — TX (State) — 77565 (Zip Code)<br>2) Steven M. Plumb (Name)<br>601 Cien Rd., Ste. 235 (Street Address) — Kemah (City) — TX (State) — 77565 (Zip Code) |
| 5. Purpose: (optional; see instructions) | The purpose of the corporation shall be: |
| 6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator) | Rebekah Laird-Ruthstrom (Name) — X Rebekah Laird-Ruthstrom (Incorporator Signature)<br>601 Cien Street, Ste. 235 (Address) — Kemah (City) — TX (State) — 77565 (Zip Code) |
| 7. Certificate of Acceptance of Appointment of Registered Agent: | I hereby accept appointment as Registered Agent for the above named Entity.<br>X Tracey Padilla, Pres. — 4/20/10<br>Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date |

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number: 20100703453-05 |
|---|---|
| Ross Miller, Secretary of State, State of Nevada | Filing Date and Time: 09/17/2010 4:23 PM |
| | Entity Number: E0184082010-5 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BRENHAM OIL & GAS CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

THIRD. That the total stock authorized that may be issued by the corporation is TWO HUNDRED TEN MILLION (210,000,000) shares with a nominal or par value of .0001, consisting of TWO HUNDRED MILLION (200,000,000) shares of common stock with the par value of .0001 and TEN MILLION (10,000,000) shares of preferred stock with a par value of .0001. Said shares may be divided into series and with the preferences, limitations and relative rights to be determined by the Board of Directors. No other class of stock shall be authorized.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: EIGHTY SEVEN PERCENT (87%)

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Rebekah Laird-Ruthstrom

Signature of Officer — Secretary + Treasurer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.